Exhibit 99.1

BMHC APPOINTS ERIC BELSKY AND NORMAN METCALFE
TO BOARD OF DIRECTORS
SAN FRANCISCO, (September 15, 2005) - Building Materials Holding Corporation (Nasdaq: BMHC) today announced that it has appointed Eric Belsky and Norman Metcalfe to its Board of Directors.

Dr. Belsky, 44, is a specialist in housing finance, economics and policy. He has nearly 20 years experience conducting research on a wide range of housing and urban topics for public and private sector organizations and clients. He currently is the Executive Director of the Joint Center for Housing Studies at Harvard University and Lecturer in the Harvard Graduate School of Design. He holds a Ph.D. in economic geography from Clark University.

Mr. Metcalfe, 62, currently manages his own investment and real estate business. He has served as Vice Chairman and Chief Financial Officer of The Irvine Company, one of the nation’s largest real estate and community development companies and, previously, he was Chief Financial Officer and a Director of KB Home Corporation. Mr. Metcalfe holds B.S. and M.B.A. degrees from the University of Washington.

Robert E. Mellor, BMHC’s Chairman, President and Chief Executive Officer, stated, “We are very pleased to have both Eric and Norm join our Board of Directors. They bring with them a wealth of experience and knowledge in the real estate and housing industries and we look forward to their contributions to the Company.”

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States. We serve the homebuilding industry through two subsidiaries: BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states; BMC Construction provides construction services to high-volume production homebuilders in key growth markets across the country. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Item 1 of our 2004 Form 10-K. These risks and uncertainties may include, but are not limited to:
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demand for homebuilding which is influenced by changes in the overall condition of the U.S. economy, including job formation, interest rates and consumer confidence, as well as other important factors;

•	fluctuations in our costs and availability of sourcing channels for commodity wood products and building materials;
•	changes in the business models of our customers;
•	intense competition;
•	integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or it may take longer to realize than expected;
•	our ability to identify suitable acquisition candidates;
•	availability of and our ability to attract, train and retain qualified individuals;
•	unanticipated weather conditions including natural catastrophic events such as earthquakes, fire, flood, hurricanes, tornadoes, etc.;
•	implementation of cost structures that align with revenue growth;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Certain statements made in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that could cause our actual results to differ materially from those in forward-looking statements. These factors include, but are not limited to the risks and uncertainties cited in the above paragraph. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of this news release. We undertake no obligation to update forward-looking statements.

CONTACTS:

Bill Smartt Senior Vice President and Chief Financial Officer (415) 627-9100	Ellis Goebel Senior Vice President, Business Development and Investor Relations (415) 627-9100
Mark Kailer Vice President, Treasurer and Investor Relations (415) 627-9100